UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2009

FLEETWOOD ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-7699	95-1948322
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3125 Myers Street, Riverside, California 92503-5527

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (951) 351-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On May 22, 2009, Fleetwood Enterprises, Inc. (the “Company”) and Fleetwood Homes of Texas, L.P., a Texas limited partnership and indirect subsidiary of the Company (together with the Company, the “Sellers”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with CMH Manufacturing, Inc. (the “Purchaser”).

Under the terms of the Purchase Agreement, the Purchaser agreed to purchase substantially all of the military housing assets of the Sellers for $4,500,000 in cash, plus the assumption by the Purchaser of certain assumed liabilities, all as specified in the Purchase Agreement.

The closing of the proposed transaction was subject to certain closing conditions and completion of the bankruptcy court approval process.  On May 27, 2009, the bankruptcy court approved the proposed transaction and entered a sale order in connection therewith.  Shortly thereafter, the remaining closing conditions were satisfied or waived and the proposed transaction closed on May 28, 2009.

The net proceeds of the transaction, after paying costs associated with the transaction, will be used to satisfy the obligations of the Company and its subsidiaries to their creditors.  The Company does not anticipate that there will be proceeds ultimately available to the Company from this transaction and other potential asset sales sufficient, after payments to creditors, to result in any distribution to the stockholders of the Company.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Purchase Agreement is attached as an exhibit hereto to provide you with information regarding the terms of the transaction described therein and is not intended to provide you with any other factual information or disclosure about the Company or any of its subsidiaries.  The representations and warranties and covenants contained in the Purchase Agreement were made for the purposes of the Purchase Agreement and as of a specific date, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties, including being qualified by disclosure schedules made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.  Investors are not third party beneficiaries under the Purchase Agreement and, in light of the foregoing reasons, should not rely on the representations and warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or its subsidiaries.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
2.1

Asset Purchase Agreement, dated as of May 22, 2009, by and between CMH Manufacturing, Inc., on the one hand, and Fleetwood Enterprises, Inc. and Fleetwood Homes of Texas, L.P., on the other hand (excluding schedules and exhibits which the Company agrees to provide the Securities and Exchange Commission upon request).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date: May 29, 2009	BY:	/s/ Leonard J. McGill
Leonard J. McGill
Senior Vice President, Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1

Asset Purchase Agreement, dated as of May 22, 2009, by and between CMH Manufacturing, Inc., on the one hand, and Fleetwood Enterprises, Inc. and Fleetwood Homes of Texas, L.P. , on the other hand (excluding schedules and exhibits which the Company agrees to provide the Securities and Exchange Commission upon request).